                                                                    Exhibit 3(i)


                          CERTIFICATE OF INCORPORATION

                                       OF

                                ICHOR Corporation


         1. The name of the corporation is ICHOR Corporation (the
"Corporation").

         2. The name of its registered agent is The Corporation Trust Company and the address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

         4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-Five Million (35,000,000) shares, of which Five Million (5,000,000) shares shall be preferred stock, $.01 par value, and Thirty Million (30,000,000) shares shall be common stock, $.0l par value. The preferred stock of the Corporation may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in a resolution or resolutions providing for the issue of such preferred stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof and to fix the number of shares of such series.

         Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Corporation's Board of Directors may from time to time determine.

         5. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation. but any By-laws so made, altered or repealed may be amended or repealed by the stockholders entitled to vote thereon.

         6. (a) The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify every person who is or was a party, or is threatened to be made a party, to (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or (ii) any threatened pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person serves or has served at any time as a Director or officer of the Corporation, or who at the request of the Corporation serves or at any time has served as a Director or officer of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law. Such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by such law. The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Certificate of Incorporation, other By-Law, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (b) To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprise at the request of the Corporation, shall have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) of this
Article 6 or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably paid or incurred by him in connection therewith.

                  (c) Any indemnification under this Article 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstance because he has met the applicable standard of conduct set forth in this Article 6. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel, who may be one of the regular independent legal counsel of the Corporation, in a written opinion, or (3) by the stockholders.

                  (d) Expenses (including attorneys' fees) incurred by a person in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of an undertaking in writing by or on behalf of the person to be indemnified to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 6. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (e) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation. or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 6.

                  (f) For purposes of this Article 6, the term "corporation" shall include constituent corporations referred to in Subsection (h) of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision of applicable law at the time in effect), and references to "other enterprises" shall include employee benefit plans.

         7. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the Delaware General Corporation Law or (D) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended after this Article 7 becomes effective to authorize elimination or limitation of liability of directors, then, upon the effective date of any such amendment, the liability of a director of the Corporation shall, without further


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



act, be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of this article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         8. The Corporation shall not be governed by the provisions of Section 203 of the Delaware General corporation Law.

         9. In elections for directors, voting need not be by ballot, unless required by vote of the stockholders before the voting for the election of directors begins.

         10. The name and mailing address of the incorporator is as follows:

                                Richard D. Rose
                                One Riverfront Center
                                Pittsburgh, Pennsylvania 15222

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of September, 1996.



                                /s/ RICHARD D. ROSE
                                -------------------------------
                                Richard D. Rose
                                Incorporator

                              CERTIFICATE OF MERGER
                                       OF
                              PDG REMEDIATION, INC.
                                      INTO
                                ICHOR CORPORATION


                         Pursuant to Section 252 of the
                General Corporation Law of the State of Delaware


         ICHOR CORPORATION, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger (the "Constituent
Corporations") are as follows;

               Name                                      State of Incorporation
               ----                                      ----------------------

         PDG Remediation, Inc.                                Pennsylvania
         ICHOR Corporation                                    Delaware

         SECOND: That an agreement and plan of merger (the "Merger Agreement"), dated as of October 1, 1996, between the Constituent Corporations was approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware and Sections 1921-26 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. Sections 1921-26).

         THIRD: That the name of the corporation surviving the merger is ICHOR Corporation, a Delaware corporation (the "Surviving Corporation").

         FOURTH: That the Certificate of Incorporation of ICHOR Corporation, as currently in effect, shall be the Certificate of Incorporation of the Surviving Corporation.

         FIFTH: That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 300 Oxford Drive, Monroeville, Pennsylvania 15146.

         SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder or shareholder of any Constituent Entity.

         SEVENTH: That the authorized capital stock of each of the Constituent Entities is as follows:

         PDG Remediation, Inc.              30,000,000 shares of common
                                            stock, $.01 par value, and
                                            5,000,000 shares of preferred
                                            stock, $.0l par value

         ICHOR Corporation                  30,000,000 shares of common
                                            stock, $.01 par value, and
                                            5,000,000 shares of preferred
                                            stock, $.01 par value

         IN WITNESS WHEREOF, this Certificate of Merger has been signed by the President and attested by the Assistant Secretary of the Surviving Corporation this 12th day of November, 1996

ATTEST:                                ICHOR CORPORATION


By /s/ CHRISTINA L. GOETZ              By /s/ JOHN M. MUSACCHIO
   -------------------------              ---------------------------
Title  Assistant Secretary             Title  President
     -----------------------                 ------------------------
       Christina L. Goetz                     John M. Musacchio

                           CERTIFICATE OF DESIGNATIONS
                                ICHOR CORPORATION


         ICHOR Corporation, a Delaware corporation (the "Corporation"), desires to designate the rights and preferences of a series of preferred stock (the "Series 1 Preferred Stock") in accordance with the Corporation's Certificate of Incorporation and Section 151 o( the Delaware General Corporation Law. Leonard Petersen, Director of the Corporation, hereby certifies the following:

         1. This Certificate is the act and deed of Leonard Petersen, Director of the Corporation. The facts stated in this Certificate are true.

         2. The resolutions attached as Exhibit A were duly adopted by the board of directors effective March 5, 1998.

         3. The number of shares of Series 1 Preferred Stock to which the resolutions at Exhibit A apply is 500,000 shares.

         DATED March 5, 1998.


                                 /s/ LEONARD PETERSEN
                                 -----------------------
                                 Leonard Petersen
                                 Director

         DATED March 5, 1998.


                                 /s/ KIM C. MOLLER
                                 -----------------------
                                 (Signature of Notary)

                                 KIM C. MOLLER
                                 -----------------------
                                 (Legibly Print or Stamp Name of Notary)


                                 Notary public in and for British Columbia, Canada, residing at Vancouver, British Columbia

                                 My commission expires at the pleasure of her majesty the Queen in the Right of the Province of British Columbia

                                    EXHIBIT A

                             DIRECTORS' RESOLUTIONS


BE IT RESOLVED THAT:

1. A first series of Preferred Stock be and is hereby designated as "5% Cumulative Redeemable Convertible Preferred Stock, Series 1" (the "Series 1 Preferred Stock").

2. The number of Series 1 Preferred Stock in the capital of the Corporation be and is hereby fixed at 500,000.

3. The Series 1 Preferred Stock shall have attached thereto the special rights and restrictions, as a series, in substantially the form set out in Schedule "A" hereto, with such changes, additions and alterations thereto as the President or Secretary may deem necessary or desirable, and that the constating documents of the Corporation be amended as necessary to incorporate same.

4. Any one director or officer of the Corporation be and is hereby authorized to execute and deliver the Certificate of Designations relating to the Series 1 Preferred Stock for and on behalf of the Corporation.

                                  SCHEDULE "A"


         The first series of Preferred Stock, designated 5% Cumulative Redeemable Convertible Preferred Stock, Series 1 (the "Series 1 Shares") shall have attached thereto, in addition to the rights, privileges, restrictions, conditions and limitations attaching to the Preferred Stock as a class, the following rights, privileges, restrictions and conditions (the "Series 1 Provisions"):

1.       GENERAL

1.1      DEFINITIONS

         Where used in these Series 1 Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings, respectively:

(a) "business day" means a day other than a Saturday, Sunday or any other day treated as a holiday in the State of Delaware;

(b) "close of business" means the normal closing hour of the principal office of the transfer agent for the Series 1 Shares;

(c) "Common Shares" means the Common Shares in the Corporation as such shares were constituted on February 20, 1998, or as such shares may be changed from time to time, provided that any adjustment in the Conversion Rate required by clause 3.5 hereof has been made;

(d)      "Conversion Price" means 90% of the Current Market Price;

(e) "Conversion Rate" means at any time means the number of Common Shares into which one Series 1 Share may be converted at such time in accordance with the provisions of Section 3;

(f) "Current Market Price" of the Common Shares on any date means the arithmetic weighted average of the closing prices for sales of Common Shares on the designated exchange based upon the 20 day average closing trading price on the designated exchange, provided that in the event that the Common Shares are not listed on any stock exchange or through any quotation system, Current Market Price shall be determined by the board of directors of the Corporation, which determination shall be conclusive;

(g) "designated exchange" means on any date, the stock exchange or quotation system through which the largest number of Common Shares of the Corporation traded over the 20 trading day period immediately preceding such date;

(h) "director" means a director of the Corporation for the time being and "directors" or "board of directors" means the board of directors of the Corporation or, if duly constituted and empowered, the executive committee of the board of directors of the Corporation for the time being, and reference, without further elaboration, to action by the directors means either action by the directors of the Corporation as a board or action by the said executive committee as such committee;

(i) "herein", "hereto", "hereunder", "hereof', "hereby" and similar expressions mean or refer to these Series 1 Provisions and not to any particular Section, clause, subclause, subdivision or portion hereof, and the expressions "Section", "clause" and "subclause" followed by a number or a letter mean and refer to the specified Section, clause or subclause hereof;

(j) "Initial Issue Date" means the first date on which any Series 1 Shares are issued and outstanding;

(k)      "Issue Price" means $10.00 per Series 1 Share;

(l) "Junior Shares" means any shares in the capital of the Corporation ranking after or subordinate to the Series 1 Shares as to the payment of dividends or the return of capital, including, without limiting the generality of the foregoing, the Common Shares;

(m) "Liquidation Distribution" means the distribution of assets of the Corporation on the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(n) "ranking as to capital" means ranking or priority with respect to the distribution of assets in the event of a Liquidation Distribution;

(o) "Series 1 Holder" means a person recorded on the securities register of the Corporation as being the registered holder of one or more Series 1 Shares;

(p) "trading day" means any day on which the designated exchange is open for business and on which the relevant class of shares of the Corporation are traded; and

(q) "transfer agent" means the corporation or corporations from time to time appointed by the directors as the transfer agent for the Series 1 Shares and, in the event that no such person is appointed, "transfer agent" means the Corporation.

1.2      GENDER, ETC.

         Words importing only the singular number include the plural and vice versa and words importing any gender include all genders.

1.3      CURRENCY

         All monetary amounts referred to herein shall be in lawful money of the United States.

1.4      HEADINGS

         The division of these Series 1 Provisions into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5      BUSINESS DAY

         In the event that any date upon which any dividends on the Series 1 Shares are payable by the Corporation, or upon or by which any other action is required to be taken by the Corporation or any Series 1 Holder hereunder, is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or by the next succeeding day which is a business day.

2.       DIVIDENDS

2.1      DECLARATION AND PAYMENT OF DIVIDENDS

         The holders of Series 1 Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of funds legally available for such purpose, fixed preferential cumulative cash dividends at the rate of $0.50 per share per annum. Such dividends shall accrue, whether or not earned or declared, from and including the date of issue of such shares and, subject as hereinafter provided, shall be payable in equal quarterly installments of $0.125 per share on the last day of each of March, June, September and December in each year (each of which date is hereinafter referred to as a "dividend payment date"). The first dividend payment date shall be March 31. 1998.

2.2      AMOUNT OF DIVIDEND

         The amount of the dividend for any period which is less than a full quarter with respect to any Series 1 Share:

         (i)      which is issued, redeemed or purchased; or

         (ii) where assets of the Corporation are distributed to the Series 1 Holders pursuant to Section 6 hereof;

shall be equal to the amount calculated by multiplying $0.125 by a fraction the numerator of which is the number of days in such quarter for which such share has been outstanding (including the dividend payment date at the beginning of such quarter if such share was outstanding on that date excluding the next succeeding dividend payment date if such share was outstanding on that date), and the denominator of which is the number of days in such quarter

(including the dividend payment date at the beginning thereof and excluding the next succeeding dividend payment date).

         The amount of dividend payable in respect of each Series 1 Share on the first dividend payment date following the Initial Issue Date shall be that proportion of $0.125 which the number of days from and including the Initial Issue Date to but excluding such dividend payment date is to the total number of days in the 3 month period immediately preceding such dividend payment date.

2.3      CUMULATION OF DIVIDENDS

         If on any dividend payment date a dividend accrued to and payable on such date is not paid in full on the Series 1 Shares then issued and outstanding, the dividend or the unpaid part thereof shall be paid on a subsequent dividend payment date or dividend payment dates determined by the board of directors on which the Corporation shall have sufficient moneys legally available for the payment of the same. The Series 1 Holders shall not be entitled to any dividends other than or in excess of the fixed preferential cumulative dividends provided for in this Section 2.

3.       CONVERSION

3.1      RIGHT TO CONVERT

         Upon and subject to the terms and conditions hereinafter set forth, the holders of Series 1 Shares shall have the right, at any time and from time to time, up to the close of business on March 6, 2003, or, in the case of Series 1 Shares called for redemption, to the close of business on the business day immediately preceding the date fixed for redemption, whichever is earlier (provided, however, that if the Corporation shall fail to redeem such Series 1 Shares in accordance with the notice of redemption the right of conversion shall thereupon be restored as if such call for redemption had not been made), to convert all or any part of their Series 1 Shares into fully paid and non-assessable Common Shares, at the Conversion Rate in effect on the date of conversion. Unless and until adjusted in accordance with these Series 1 Provisions, the Conversion Rate shall be equal to the quotient obtained when the Issue Price plus all accrued and unpaid dividends thereon outstanding as at the date of conversion is divided by the Conversion Price.

3.2      CONVERSION PROCEDURE

         The conversion right provided for in clause 3.1 may be exercised by completing and executing a notice of conversion on the certificate or certificates representing the Series 1 Shares in respect of which the holder thereof desires to exercise such right of conversion or such other form of notice approved by the Corporation and by delivering the said notice and certificate or certificates to the transfer agent for the Series 1 Shares at any office for the transfer of the Series 1 Shares. The said notice of conversion shall be signed by such holder or by his duly authorized attorney or agent with signature guaranteed in a manner satisfactory to the transfer agent and shall specify the number of Series 1 Shares which the Series 1 Holder desires to have converted.

The transfer form in the certificate or certificates in question need not be endorsed, except in the circumstances contemplated by clause 3.3. If less than all the Series 1 Shares represented by a certificate or certificates are to be converted, the Series 1 Holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Series 1 Shares represented by the certificate or certificates surrendered as aforesaid which are not to be converted.

3.3      PERSON TO WHOM COMMON SHARES WILL BE ISSUED

         On any conversion of Series 1 Shares the share certificates for Common Shares resulting therefrom shall be issued at the expense of the Corporation in the name of the registered holder of the Series 1 Shares converted or in such name or names as such registered holder may direct in writing, provided that such registered holder shall pay any applicable security transfer taxes. In any case where the Common Shares are to be issued in the name at a person other than the holder of the converted Series 1 Shares, the transfer form on the back of the certificates in question shall be endorsed by the registered holder of the Series 1 Shares or his duly authorized attorney or agent, with signature guaranteed in a manner satisfactory to the transfer agent.

3.4      EFFECTIVE DATE OF CONVERSION

         Each Series 1 Holder whose shares are to be converted in whole or in part (or any other person or persons in whose name or names any certificates representing Common Shares are issued as provided in clause 3.3) shall be deemed to have become the holder of record of the Common Shares into which such Series 1 Shares are converted, for all purposes, on the respective dates of receipt by the transfer agent of the certificate or certificates representing the Series 1 Shares to be converted as provided in clause 3.2, notwithstanding any delay in the delivery of the certificate or certificates representing the Common Shares into which such Series 1 Shares have been converted and, effective as of and throughout such respective dates, the Series 1 Holder shall cease to be registered as the holder of record of the Series 1 Shares so converted.

3.5      ADJUSTMENT OF CONVERSION RATE

3.5.1    If and whenever at any time and from time to time the Corporation shall
         (i) subdivide, redivide or change its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate or change its then outstanding Common Shares into a lesser number of Common Shares, or (iii) issue Common Shares (or securities exchangeable or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of stock dividend or other distribution (other than a stock dividend paid in the ordinary course) (any of such events being herein called a "Common Share Reorganization"), the Conversion Rate shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization to provide that each Series 1 Holder shall thereafter be entitled to receive such number of Common Shares as he would have been entitled to receive had he exercised his conversion rights immediately prior to such Common Share Reorganization.

3.5.2 If and whenever there is a capital reorganization of the Corporation not otherwise provided for in this clause 3.5 or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Corporation with or into another body corporate (any such event being called a "Capital Reorganization"), any Series 1 Holder who has not exercised his right of conversion prior to the record date for such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right at any time after the record date for such Capital Reorganization, in lieu of the number of Common Shares to which he was theretofore entitled upon conversion, the aggregate number of shares or other securities of the Corporation or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, he had been the registered holder of the number of Common Shares to which he was theretofore entitled upon conversion, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this clause 3.5; provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the Series 1 Holder shall thereafter be entitled to receive such number of shares or other securities of the Corporation or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization.

3.5.3 In case of any reclassification of, or other change in, the outstanding Common Shares other than a Common Share Reorganization or a Capital Reorganization, the right of conversion shall be adjusted immediately after the record date for such reclassification or other change so that Series 1 Holders shall be entitled to receive, upon the exercise of such right at any time after the record date of such reclassification or other change, such shares, securities or rights as they would have received had such Series 1 Shares been converted into Common Shares immediately prior to such record date subject to adjustment thereafter in accordance with provisions, the same as nearly may be possible, as those contained in this clause 3.5.

3.6      ENTITLEMENT TO DIVIDENDS

         Each Series 1 Holder on the record date for any dividend declared payable on the Series 1 Shares shall be entitled to such dividend notwithstanding that any Series 1 Share owned by him is converted after such record date and before the payment date of such dividend. The registered holder of any Common Share resulting from any conversion effected pursuant to this
Section 3 shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on or after the date of conversion.

3.7      AVOIDANCE OF FRACTIONAL SHARES

         In any case where a fraction of a Common Share would otherwise be issuable on conversion of one or more Series 1 Shares, the Corporation shall, at its option, either (i) adjust such fractional interest by payment by check in an amount equal to the then current market value of such fractional interest or
(ii) issue in respect of such fraction a scrip certificate transferable by delivery entitling the holder thereof and of other similar certificates aggregating one full Common Share, upon surrender of such certificates at such place as may be designated therein, to obtain from the Corporation a full Common Share and to receive a share certificate therefor; such checks shall be payable to the holders thereof in lawful money of the United States at par at any branch in the United States of the Corporation's bankers for the time being and such scrip certificates shall be in such form and shall be subject to such terms and conditions as the directors may determine and shall provide that the holder thereof shall not thereby be a shareholder and shall not be entitled to receive dividends or to any other rights of a shareholder. The amount of any cash adjustment shall equal the current market value of such fractional interest computed on the basis of the last sale price (or average of the bid and asked prices if there were no sales) per share for the Common Shares on the NASDAQ Stock Market (or. if such shares are not then listed and posted for trading on such stock exchange, on such stock exchange or quotation system through which such shares are listed and posted for trading as may be selected by the board of directors) on the business day next preceding the conversion date. In the event that the Common Shares of the Corporation are not listed on any stock exchange or through any quotation system the current market value shall be determined by the board of directors which determination shall be conclusive.

4.       REDEMPTION

4.1      OPTIONAL REDEMPTION

4.1.1 The Corporation, upon giving notice as hereinafter provided, may redeem all at any time and part from time to time of the then outstanding Series 1 Shares, on payment for each share to be redeemed of the Issue Price together in each case with an amount equal to all accrued and unpaid cumulative preferential dividends thereon calculated to but excluding the date fixed for redemption, the whole constituting and herein referred to as the "Redemption Price". The Redemption Price shall be adjusted in the event of any subdivision, redivision, reduction, combination or consolidation of the outstanding Series 1 Shares to provide that the Series 1 Holders shall thereafter be entitled to receive the same amount in respect of the Redemption Price as they would have been entitled to receive had the Corporation redeemed the Series 1 Shares prior to the occurrence of any such event.

4.2      PARTIAL REDEMPTION

         If less than all the Series 1 Shares are at any time to be redeemed, the shares to be redeemed shall be selected by lot or in such other manner as the board of directors may deem equitable or, if the board of directors so determines, on a pro rata basis, disregarding fractions, according to the number of Series 1 Shares held by each of the registered holders thereof. If less than all of the Series 1 Shares are at any time to be redeemed and a Series 1 Holder has duly exercised his right to convert into Common Shares all or any part of the number of Series 1 Shares held by such holder which have been called for redemption, the number of Series 1 Shares held by such Series 1 Holder to be redeemed shall be reduced by the number (but not exceeding the number of Series 1 Shares held by such Series 1 Holder called for redemption) of Series 1 Shares in respect of which such registered holder has duly exercised his right to convert into Common Shares. If only a part of the Series 1 Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

4.3      METHOD OF REDEMPTION

4.3.1 In any case of redemption of Series 1 Shares, the Corporation shall not less than 10 days and not more than 45 days before the date specified for redemption send by prepaid first class mail or deliver to the registered address of each person who at the date not more than 50 days prior to the date of mailing or delivery is a Series 1 Holder to be redeemed a notice in writing of the intention of the Corporation to redeem the Series 1 Shares registered in the name of such holder. Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and such notice shall have the same force and effect as if given in due time. Such notice shall set out the number of Series 1 Shares held by the person to whom it is addressed which are to be redeemed, the Redemption Price, the that specified for redemption and the place or places at which holders of Series 1 Shares may present and surrender such shares for redemption.

4.3.2 On the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the Series 1 Holders to be redeemed the Redemption Price of such shares on presentation and surrender of the certificate or certificates representing the Series 1 Shares called for redemption at the registered office of the Corporation or any other place or places specified in the notice of redemption. Payment in respect of Series 1 Shares being redeemed shall be made by check payable to the holder thereof in lawful money of the United States at par at any branch in the United States of the Corporation's bankers for the time being.

4.3.3 From and after the date specified for redemption in any such notice of redemption, the Series 1 Shares called for redemption shall cease to be entitled to dividends or any other participation in the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation and surrender of the certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected.

4.3.4 The Corporation shall have the right at any time on or after the mailing or delivery of notice of its intention to redeem Series 1 Shares to deposit the Redemption Price of the Series 1 Shares so called for redemption, or of such of the Series 1 Shares which are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any specified United States bank named in such notice of redemption or in a subsequent notice to the registered holders of the shares in respect of which the deposit is made, to be paid without interest to or to the order of the respective Series 1 Holders whose shares have been called for redemption, upon presentation and surrender to such bank of the certificates representing such shares. Upon such deposit being made, the Series 1 Shares in respect of which such deposit shall have been made shall be deemed to have been redeemed and the rights of the holders thereof after such shall be limited to receiving their proportion (less any tax required to be deducted or withheld therefrom) of the amount so deposited without interest upon presentation and surrender of the certificate or certificates representing the Series 1 Shares being redeemed. Any interest allowed on any such deposit shall belong to the Corporation.

4.3.5 Redemption moneys that are represented by a check which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including moneys held on deposit in a special account as provided for above) for a period of 5 years from the date specified for redemption shall be forfeited to the Corporation.

5.       RESTRICTIONS ON DIVIDENDS, RETIREMENT AND ISSUANCE OF SHARES

         While any Series 1 Shares are outstanding, the Corporation shall not, without the approval of the holders of Series 1 Shares given as hereinafter specified:

(a) declare, set aside for payment or pay any dividends on or make distributions on or in respect of any Junior Shares (other than dividends consisting of Junior Shares); or

(b) call for redemption, redeem, purchase, retire or acquire for value or distribute in respect of any Junior Shares (except to the extent and out of net cash proceeds received by the Corporation from a substantially concurrent issue of Junior Shares); or

(c) call for redemption, redeem. purchase or otherwise retire or acquire for value less than all of the Series 1 Shares outstanding;

unless, in each such case, all dividends then payable on the Series 1 Shares then outstanding accrued up to and including the dividends payable on the immediately preceding respective date or dates for the payment of dividends thereon shall have been declared and paid or set apart for payment or unless such action has been approved by the Series 1 Holders.

6.       LIQUIDATION, DISSOLUTION OR WINDING-UP

         In the event of any Liquidation Distribution, each Series 1 Holder shall be entitled to receive before any amount shall be paid by the Corporation or any assets of the Corporation shall be distributed to registered holders of shares ranking as to capital junior to the Series 1 Shares in connection with the Liquidation Distribution, an amount equal to the stated capital per share of all Series 1 Shares held by such holder, together with an amount equal to all accrued but unpaid cumulative dividends thereon. After payment to the Series 1 Holders of the amount so payable to them, they shall not be entitled to share in any further distribution of assets of the Corporation.

7.       VOTING RIGHTS

         Except as otherwise required by law, the holders of the Series 1 Shares shall not be entitled, as such, to receive notice of or attend or vote at any meeting of shareholders of the Corporation other than a meeting of Series 1 Holders.

8.       AMENDMENTS TO SERIES 1 PROVISIONS

         These Series 1 Provisions may be repealed, altered, modified, amended or varied only with the prior approval of the holders of the Series 1 Shares given in the manner provided in Section 9 hereof in addition to any other approval required by any statutory provision of like or similar effect applicable to the Corporation from tie to time in force.

9.       CONSENTS AND APPROVALS

9.1 The approval of the Series 1 Holders with respect to any and all matters may be given by one or more consents in writing signed by the holders of at least 2/3 of the issued and outstanding Series 1 Shares or by a resolution passed by at least 2/3 of the votes cast at a meeting of the Series 1 Holders duly called for that purpose and held upon at least 10 days' notice, at which the holders of at least 1/3 of the outstanding Series 1 Shares are present or represented by proxy. If at any such meeting the holders of 1/3 of the outstanding Series 1 Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting may be adjourned to such date being not less than 7 days later and to such time and place as may be appointed by the chairman of the meeting.

9.2 The formalities to be observed with respect to the giving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders.

9.3 On every vote taken at every such meeting or adjourned meeting every Series 1 Holder shall be entitled to one vote in respect of each Series 1 Share of which he is the registered holder.

10.      NOTICES

10.1 Any notice required or permitted to be given to any Series 1 Holder shall be sent by first class mail, postage prepaid, or delivered to such holder at his address as it appears on the records of the Corporation or, in the event of the address of any such shareholder not so appearing, to the last known address of such shareholder. The accidental failure to give notice to one or more of such shareholders shall not affect the validity of any action requiring the giving of notice by the Corporation. Any notice given as aforesaid shall be deemed to be given on the date upon which It is mailed or delivered.

                           CERTIFICATE OF DESIGNATIONS
                                ICHOR CORPORATION


         ICHOR Corporation, a Delaware corporation (the "Corporation"), desires to designate the rights and preferences of a series of preferred stock (the "Series 2 Preferred Stock") in accordance with the Corporation's Certificate of Incorporation and Section 151 of the Delaware General Corporation Law. Roy Zanatta, Director of the Corporation, hereby certifies the following:

         1. This Certificate is the act and deed of Roy Zanatta, Director of the Corporation. The facts stated in this Certificate are true.

         2. The resolutions attached as Exhibit A were duly adopted by the board of directors effective November 30, 1999.

         3. The number of shares of Series 2 Preferred Stock to which the resolutions at Exhibit A apply is 100,000 shares.

         DATED December 6, 1999.



                                     /s/ ROY ZANATTA
                                     --------------------------
                                     Roy Zanatta
                                     Director


         DATED December 6, 1999.

                                     /s/ KARIN LALANI
                                     --------------------------
                                     (Signature of Notary)


                                     KARIN LALANI
                                     --------------------------
                                     (Legibly Print or Stamp Name of Notary)

                                     Notary public in and for British Columbia, Canada, residing at Vancouver, British Columbia

                                     My commission expires at the pleasure of her majesty the Queen in the Right of the Province of British Columbia

                                    EXHIBIT A

                             DIRECTORS' RESOLUTIONS



BE IT RESOLVED THAT:

1. A second series of Preferred Stock be and is hereby designated as "5% Cumulative Redeemable Convertible Preferred Stock, Series 2" (the "Series 2 Preferred Stock").

2. The number of Series 2 Preferred Stock in the capital of the Corporation be and is hereby fixed at 100,000.

3. The Series 2 Preferred Stock shall have attached thereto the special rights and restrictions, as a series, in substantially the form set out in Schedule "A" hereto, with such changes, additions and alterations thereto as the President or Secretary may deem necessary or desirable, and that the constating documents of the Corporation be amended as necessary to incorporate same.

4. Any one director or officer of the Corporation be and is hereby authorized to execute and deliver the Certificate of Designations relating to the Series 2 Preferred Stock for and on behalf of the Corporation.

                                  SCHEDULE "A"

         The second series of Preferred Stock, designated 5% Cumulative Redeemable Convertible Preferred Stock, Series 2 (the "Series 2 Shares") shall have attached thereto, in addition to the rights, privileges, restrictions, conditions and limitations attaching to the Preferred Stock as a class, the following rights, privileges, restrictions and conditions (the "Series 2 Provisions"):

1.       GENERAL

1.1      DEFINITIONS

         Where used in these Series 2 Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings, respectively:

(a) "business day" means a day other than a Saturday, Sunday or any other day treated as a holiday in the State of Delaware;

(b) "close of business" means the normal closing hour of the principal office of the transfer agent for the Series 2 Shares;

(c) "Common Shares" means the Common Shares in the Corporation as such shares were constituted on November 30, 1999, or as such shares may be changed from time to time, provided that any adjustment in the Conversion Rate required by clause 3.5 hereof has been made;

(d)      "Conversion Price" means 90% of the Current Market Price;

(e) "Conversion Rate" means at any time the number of Common Shares into which one Series 2 Share maybe converted at such time in accordance with the provisions of Section 3;

(f) "Current Market Price" of the Common Shares on any date means the arithmetic weighted average of the closing prices for sales of Common Shares on the designated exchange based upon the 20 day average closing trading price on the designated exchange, provided that in the event that the Common Shares are not listed on any stock exchange or through any quotation system, Current Market Price shall be determined by the board of directors of the Corporation, which determination shall be conclusive;

(g) "designated exchange" means on any date, the stock exchange or quotation system through which the largest number of Common Shares of the Corporation traded over the 20 trading day period immediately preceding such date;

(h) "director" means a director of the Corporation for the time being and "directors" or "board of directors" means the board of directors of the Corporation or, if duly constituted and empowered, the executive committee of the board of directors of the Corporation for the time being, and reference, without further elaboration, to action by the directors means either action by the directors of the Corporation as a board or action by the said executive committee as such committee;

(i) "herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to these Series 2 Provisions and not to any particular Section, clause, subclause, subdivision or portion hereof, and the expressions "Section", "clause" and "subclause" followed by a number or a letter mean and refer to the specified Section, clause or subclause hereof;

(j) "Initial Issue Date" means the first date on which any Series 2 Shares are issued and outstanding;

(k)      "Issue Price" means $10.00 per Series 2 Share;

(l) "Junior Shares" means any shares in the capital of the Corporation ranking after or subordinate to the Series 2 Shares as to the payment of dividends or the return of capital, including, without limiting the generality of the foregoing, the Common Shares;

(m) "Liquidation Distribution" means the distribution of assets of the Corporation on the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(n) "ranking as to capital" means ranking or priority with respect to the distribution of assets in the event of a Liquidation Distribution;

(o) "Series 1 Shares" means the first series of Preferred Stock, designated 5% Cumulative Redeemable Convertible Preferred Stock, Series 1, of which 467,500 are issued and outstanding as at November 30, 1999;

(p) "Series 1 Holder" means a person recorded in the securities register of the Corporation as being the registered holder of one or more Series 1 Shares;

(o) "Series 2 Holder" means a person recorded on the securities register of the Corporation as being the registered holder of one or more Series 2 Shares;

(p) "trading day" means any day on which the designated exchange is open for business and on which the relevant class of shares of the Corporation are traded; and

(q) "transfer agent" means the corporation or corporations from time to time appointed by the directors as the transfer agent for the Series 2 Shares and, in the event that no such person is appointed, "transfer agent" means the Corporation.

1.2      GENDER, ETC.

         Words importing only the singular number include the plural and vice versa and words importing any gender include all genders.

1.3      CURRENCY

         All monetary amounts referred to herein shall be in lawful money of the United States.

1.4      HEADINGS

         The division of these Series 2 Provisions into sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5      BUSINESS DAY

         In the event that any date upon which any dividends on the Series 2 Shares are payable by the Corporation, or upon, or by which any other action is required to be taken by the Corporation or any Series 2 Holder hereunder, is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or by the next succeeding day which is a business day.

2.       DIVIDENDS

2.1      DECLARATION AND PAYMENT OF DIVIDENDS

         The holders of Series 2 Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of funds legally available for such purpose, fixed preferential cumulative cash dividends at the rate of $0.50 per share per annum. Such dividends shall accrue, whether or not earned or declared, from and including the date of issue of such shares and, subject as hereinafter provided, shall be payable in equal quarterly installments of $0.125 per share on the last day of each of March, June, September and December in each year (each of which date is hereinafter referred to as a "dividend payment date"). The first dividend payment date shall be December 31, 1999. In the event that the Corporation does not have sufficient funds legally available for the purpose of payment of dividends to allow full payment of dividends to Series 1 Holders and Series 2 Holders on any dividend payment date, payment of dividends on such date shall be made pro rata and pari passu to the holders of the Series 1 Shares and the Series 2 Shares.

2.2      AMOUNT OF DIVIDEND

         The amount of the dividend for any period which is less than a full quarter with respect to any Series 2 Share:

         (i)      which is issued, redeemed or purchased; or

         (ii) where assets of the Corporation are distributed to the Series 2 Holders pursuant to Section 6 hereof;

shall be equal to the amount calculated by multiplying $0.125 by a fraction the numerator of which is the number of days in such quarter for which such share has been outstanding (including the dividend payment date at the beginning of such quarter if such share was outstanding on that date excluding the next succeeding dividend payment date if such share was outstanding on that date), and the denominator of which is the number of days in such quarter (including the dividend payment date at the beginning thereof and excluding the next succeeding dividend payment date).

         The amount of dividend payable in respect of each Series 2 Share on the first dividend payment date following the Initial Issue Date shall be that proportion of $0.125 which the number of days from and including the Initial Issue Date to but excluding such dividend payment date is to the total number of days in the 3 month period immediately preceding such dividend payment date.

2.3      CUMULATION OF DIVIDENDS

         If on any dividend payment date a dividend accrued to and payable on such date is not paid in full on the Series 2 Shares then issued and outstanding, the dividend or the unpaid part thereof shall be paid on a subsequent dividend payment date or dividend payment dates determined by the board of directors on which the Corporation shall have sufficient moneys legally available for the payment of the same. The Series 2 Holders shall not be entitled to any dividends other than or in excess of the fixed preferential cumulative dividends provided for in this Section 2.

3.       CONVERSION

3.1      RIGHT TO CONVERT

         Upon and subject to the terms and conditions hereinafter set forth, the holders of Series 2 Shares shall have the right, at any time and from time to time, up to the close of business on November 30, 2004, or, in the case of Series 2 Shares called for redemption, to the close of business on the business day immediately preceding the date fixed for redemption, whichever is earlier (provided, however, that if the Corporation shall fail to redeem such Series 2 Shares in accordance with the notice of redemption the right of conversion shall thereupon be restored as if such call for redemption had not been made), to convert all or any part of their Series 2 Shares into fully paid and non-assessable Common Shares, at the Conversion Rate in effect on the date of conversion. Unless and until adjusted in accordance with these Series 2 Provisions, the Conversion Rate shall be equal to the quotient obtained when the Issue Price plus all accrued and unpaid dividends thereon outstanding as at the date of conversion is divided by the Conversion Price.

3.2      CONVERSION PROCEDURE

         The conversion right provided for in clause 3.1 may be exercised by completing and executing a notice of conversion on the certificate or certificates representing the Series 2 Shares in respect: of which the holder thereof desires to exercise such right of conversion or such other form of notice approved by the Corporation and by delivering the said notice and certificate or certificates to the transfer agent for the Series 2 Shares at any office for the transfer of the Series 2 Shares. The said notice of conversion shall be signed by such holder or by his duly authorized attorney or agent, with signature guaranteed in a manner satisfactory to the transfer agent and shall specify the number of Series 2 Shares which the Series 2 Holder desires to have converted. The transfer form in the certificate or certificates in question need not be endorsed, except in the circumstances contemplated by clause 3.3. If loss than all the Series 2 Shares represented by a certificate or certificates are to be converted, the Series 2 Holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Series 2 Shares represented by the certificate or certificates surrendered as aforesaid which are not to be converted.

3.3      PERSON TO WHOM COMMON SHARES WILL BE ISSUED

         On any conversion of Series 2 Shares the share certificates for Common Shares resulting therefrom shall be issued at the expense of the Corporation in the name of the registered holder of the Series 2 Shares converted or in such name or names as such registered holder may direct in writing, provided that such registered holder shall pay any applicable security transfer taxes. In any case where the Common Shares are to be issued in the name of a person other than the holder of the converted Series 2 Shares, the transfer form on the back of the certificates in question shall be endorsed by the registered holder of the Series 2 Shares or his duly authorized attorney or agent, with signature guaranteed in a manner satisfactory to the transfer agent.

3.4      EFFECTIVE DATE OF CONVERSION

         Each Series 2 Holder whose shares are to be converted in whole or in part (or any other person or persons in whose name or names any certificates representing Common Shares are issued as provided in clause 3.3) shall be deemed to have become the holder of record of the Common Shares into which such Series 2 Shares are converted, for all purposes, on the respective dates of receipt by the transfer agent of the certificate or certificates representing the Series 2 Shares to be converted as provided in clause 3.2, notwithstanding any delay in the delivery of the certificate or certificates representing the Common Shares into which such Series 2 Shares have been converted and, effective as of and throughout such respective dates, the Series 2 Holder shall cease to be registered as the holder of record of the Series 2 Shares so converted.

3.5      ADJUSTMENT OF CONVERSION RATE

3.5.1    If and whenever at any tine and from time to time the Corporation shall
         (i) subdivide, redivide or change its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate or change its then outstanding Common Shares into a lesser number of Common Shares, or (iii) issue Common Shares (or securities exchangeable or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of stock dividend or other distribution (other than a stock dividend paid in the ordinary course) (any of such events being herein called a "Common Share Reorganization"), the Conversion Rate shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization to provide that each Series 2 Holder shall thereafter be entitled to receive such number of Common Shares as he would have been entitled to receive had he exercised his conversion rights immediately prior to such Common Share Reorganization.

3.5.2 If and whenever there is a capital reorganization of the Corporation not otherwise provided for in this clause 3.5 or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Corporation with or into another body corporate (any such event being called a "Capital Reorganization"), any Series 2 Holder who has not exercised his right of conversion prior to the record date for such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right at any time after the record date for such Capital Reorganization, in lieu of the number of Common Shares to which he was theretofore entitled upon conversion, the aggregate number of shares or other securities of the Corporation or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, he had been the registered holder of the number of Common Shares to which he was theretofore entitled upon conversion, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this clause 3.5; provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the Series 2 Holder shall thereafter be entitled to receive such number of shares or other securities of the Corporation or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization.

3.5.3 In case of any reclassification of, or other change in, the outstanding Common Shares other than a Common Share Reorganization or a Capital Reorganization, the right of conversion shall be adjusted immediately after the record date for such reclassification or other change so that Series 2 Holders shall be entitled to receive, upon the exercise of such right at any time after the record date of such reclassification or other change, such shares, securities or rights as they would have received had such Series 2 Shares been converted into Common Shares immediately prior to such record date subject to adjustment thereafter in accordance with provisions, the same as nearly may be possible, as those contained in this clause 3.5.

3.6      ENTITLEMENT TO DIVIDENDS

         Each Series 2 Holder on the record date for any dividend declared payable on the Series 2 Shares shall be entitled to such dividend notwithstanding that any Series 2 Share owned by him is converted after such record date and before the payment date of such dividend. The registered holder of any Common Share resulting from any conversion effected pursuant to this
Section 3 shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on or after the date of conversion.

3.7      AVOIDANCE OF FRACTIONAL SHARES

         In any case where a fraction of a Common Share would otherwise be issuable on conversion of one or more Series 2 Shares, the Corporation shall, at its option, either (i) adjust such fractional interest by payment by check in an amount equal to the then current market value of such fractional interest or
(ii) issue in respect of such fraction a scrip certificate transferable by delivery entitling the holder thereof and of other similar certificates aggregating one full Common Share, upon surrender of such certificates at such place as may be designated therein, to obtain from the Corporation a full Common Share and to receive a share certificate therefor; such checks shall be payable to the holders thereof in lawful money of the United States at par at any branch in the United States of the Corporation's bankers for the time being and such scrip certificates shall be in such form and shall be subject to such terms and conditions as the directors may determine and shall provide that the holder thereof shall not thereby be a shareholder and shall not be entitled to receive dividends or to any other rights of a shareholder. The amount of any cash adjustment shall equal the current market value of such fractional interest computed on. the basis of the last sale price (or avenge of the bid and asked prices if there were no sales) per share for the Common Shares on the NASDAQ Stock Market (or, if such shares are not then listed and posted for trading on such stock exchange, on such stock exchange or quotation system through which such shares are listed and posted for trading as may be selected by the board of directors) on the business day next preceding the conversion date. In the event that the Common Shares of the Corporation are not listed on any stock exchange or through any quotation system the current market value shall be determined by the board of directors which determination shall be conclusive.

4.       REDEMPTION

4.1      OPTIONAL REDEMPTION

4.1.1 The Corporation, upon giving notice as hereinafter provided, may redeem all at any time and part from time to time of the then outstanding Series 2 Shares, on payment for each share to be redeemed of the Issue Price together in each ease with an amount equal to all accrued and unpaid cumulative preferential dividends thereon calculated to but excluding the date fixed for redemption, the whole constituting and herein referred to as the "Redemption Price". The

         Redemption Price shall be adjusted in the event of any subdivision, redivision, reduction, combination or consolidation of the outstanding Series 2 Shares to provide that the Series 2 Holders shall thereafter be entitled to receive the same amount in respect of the Redemption Price as they would have been entitled to receive had the Corporation redeemed the Series 2 Shares prior to the occurrence of any such event.

4.2      PARTIAL REDEMPTION

         If less than all the Series 2 Shares are at any time to be redeemed, the shares to be redeemed shall be selected by lot or in such other manner as the board of directors may deem equitable or, if the board of directors so determines, on a pro rata basis, disregarding fractions, according to the number of Series 2 Shares held by each of the registered holders thereof. If less than all of the Series 2 Shares are at any time to be redeemed and a Series 2 Holder has duly exercised his right to convert into Common Shares all or any part of the number of Series 2 Shares held by such holder which have been called for redemption, the number of Series 2 Shares held by such Series 2 Holder to be redeemed shall be reduced by the number (but not exceeding the number of Series 2 Shares held by such Series 2 Holder called for redemption) of Series 2 Shares in respect of which such registered holder has duly exercised his right to convert into Common Shares. If only a part of the Series 2 Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

4.3      METHOD OF REDEMPTION

4.3.1 In any case of redemption of Series 2 Shares, the Corporation shall not less than 10 days and not more than 45 days before the date specified for redemption send by prepaid first class mail or deliver to the registered address of each person who at the date not more than 50 days prior to the date of mailing or delivery is a Series 2 Holder to be redeemed a notice in writing of the intention of the Corporation to redeem the Series 2 Shares registered in the name of such holder. Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and such notice shall have the same force and effect as if given in due time. Such notice shall set out the number of Series 2 Shares held by the person to whom it is addressed which are to be redeemed, the Redemption Price, the date specified for redemption and the place or places at which holders of Series 2 Shares may present and surrender such shares for redemption.

4.3.2 On the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the Series 2 Holders to be redeemed the Redemption Price of such shares on presentation and surrender of the certificate or certificates representing the Series 2 Shares called for redemption at the registered office of' the Corporation or any other place or places specified in the notice of redemption. Payment in respect of Series 2 Shares being redeemed shall be made by check payable to the holder thereof in lawful money of the United States at par at any branch in the United States of the Corporation's bankers for the time being.

4.3.3 From and after the date specified for redemption in any such notice of redemption, the Series 2 Shares called for redemption shall cease to be entitled to dividends or any other participation in the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation and surrender of the certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected.

4.3.4 The Corporation shall have the right at any time on or after the mailing or delivery of notice of its intention to redeem Series 2 Shares to deposit the Redemption Price of the Series 2 Shares so called for redemption, or of such of the Series 2 Shares which are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any specified United States bank named in such notice of redemption or in a subsequent notice to the registered holders of the shares in respect of which the deposit is made, to be paid without interest to or to the order of the respective Series 2 Holders whose shares have been called for redemption, upon presentation and surrender to such bank of the certificates representing such shares. Upon such deposit being made, the Series 2 Shares in respect of which such deposit shall have been made shall be deemed to have been redeemed and the rights of the holders thereof after such shall be limited to receiving their proportion (less any tax required to be deducted or withheld therefrom) of the amount so deposited without interest, upon presentation and surrender of the certificate or certificates representing the Series 2 Shares being redeemed. Any interest allowed on any such deposit shall belong to the Corporation.

4.3.5 Redemption moneys that are represented by a check which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including moneys held on deposit in a special account as provided for above) for a period of 5 years from the date specified for redemption shall be forfeited to the Corporation.

5.       RESTRICTIONS ON DIVIDENDS, RETIREMENT AND ISSUANCE OF SHARES

         While any Series 2 Shares are outstanding, the Corporation shall not, without the approval of the holders of Series 2 Shares given as hereinafter specified:

(a) declare, set aside for payment or pay any dividends on or make distributions on or in respect of any Junior Shares (other than dividends consisting of Junior Shares); or

(b) call for redemption, redeem, purchase, retire or acquire for value or distribute in respect of any Junior Shares (except to the extent and out of net cash proceeds received by the Corporation from a substantially concurrent issue of Junior Shares); or

(c) call for redemption, redeem, purchase or otherwise retire or acquire for value less than all of the Series 2 Shares outstanding;

unless, in each such case, all dividends then payable on the Series 2 Shares then outstanding accrued up to and including the dividends payable on the immediately preceding respective date or dates for the payment of dividends thereon shall have been declared and paid or set apart for payment or unless such action has been approved by the Series 2 Holders.

6.       LIQUIDATION, DISSOLUTION OR WINDING-UP

         In the event of any Liquidation Distribution, each Series 2 Holder shall be entitled to receive before any amount shall be paid by the Corporation or any assets of the Corporation shall be distributed to registered holders of shares ranking as to capital junior to the Series 2 Shares in connection with the Liquidation Distribution, an amount equal to the stated capital per share of all Series 2 Shares held by such holder, together with an amount equal to all accrued but unpaid cumulative dividends thereon. After payment to the Series 2 Holders of the amount so payable to them, they shall not be entitled to share in any further distribution of assets of the Corporation.

7.       VOTING RIGHTS

         Except as otherwise required by law, the holders of the Series 2 Shares shall not be entitled, as such, to receive notice of or attend or vote at any meeting of shareholders of the Corporation other than a meeting of Series 2 Holders.

8.       AMENDMENTS TO SERIES 1 PROVISIONS

         These Series 2 Provisions may be repealed, altered, modified, amended or varied only with the prior approval of the holders of the Series 2 Shares given in the manner provided in Section 9 hereof in addition to any other approval required by any statutory provision of like or similar effect applicable to the Corporation, from time to time in force.

9.       CONSENTS AND APPROVALS

9.1 The approval of the Series 2 Holders with respect to any and all matters may be given by one or more consents in writing signed by the holders of at least 2/3 of the issued and outstanding Series 2 Shares or by a resolution passed by at least 2/3 of the votes cast at a meeting of the Series 2 Holders duly called for that purpose and held upon at least 10 days' notice, at which the holders of at least 1/3 of the outstanding Series 2 Shares are present or represented by proxy. If at any such meeting the holders of 1/3 of the outstanding Series 2 Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting may be adjourned to such date being not less than 7 days later and to such time and place as may be appointed by the chairman of the meeting.

9.2 The formalities to be observed with respect to the giving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders.

9.3 On every vote taken at every such meeting or adjourned meeting every Series 2 Holder shall be entitled to one vote in respect of each Series 2 Share of which he is the registered holder.

10.      NOTICES

10.1 Any notice required or permitted to be given to any Series 2 Holder shall be sent by first class mail, postage prepaid, or delivered to such holder at his address as it appears on the records of the Corporation or, in the event of the address of any such shareholder not so appearing, to the last known address of such shareholder. The accidental failure to give notice to one or more of such shareholders shall not affect the validity of any action requiring the giving of notice by the Corporation. Any notice given as aforesaid shall be deemed to be given on the date upon which it is mailed or delivered.

                           CERTIFICATE OF DESIGNATIONS
                                ICHOR CORPORATION


         ICHOR Corporation, a Delaware corporation (the "Corporation"), desires to designate the rights and preferences of a series of preferred stock (the "Special Voting Preferred Stock") in accordance with the Corporation's Certificate of Incorporation and Section 151 of the Delaware General Corporation Law. Jin-Soo Choi, the President and a Director of the Corporation, hereby certifies the following:

         1. This Certificate is the act and deed of Jin-Soo Choi, the President and a Director of the Corporation. The facts stated in this Certificate are true.

         2. The resolutions attached as Exhibit A were duly adopted by the Board of Directors of the Corporation effective March 19, 2001.

         3. The number of shares of Special Voting Preferred Stock to which the resolutions at Exhibit A apply is one (1) share.

         DATED March 19, 2001.

                                              /s/ Jin-Soo Choi
                                              -------------------------
                                              Jin-Soo Choi
                                              President and Director

                                    EXHIBIT A

                             DIRECTORS' RESOLUTIONS


BE IT RESOLVED THAT:

1. A series of Preferred Stock be and is hereby designated as "Special Voting Preferred Stock" (the "Special Voting Preferred Stock").

2. The number of Special Voting Preferred Stock in the capital of the Corporation be and is hereby fixed at one (1).

3. The Special Voting Preferred Stock shall have attached thereto the special rights and restrictions, as a series, in substantially the form set out in Schedule "A" hereto, with such changes, additions and alterations thereto as any one director or officer of the Corporation may deem necessary or desirable, and that the constating documents of the Corporation be amended as necessary to incorporate same.

4. Any one director or officer of the Corporation be and is hereby authorized to execute and deliver the Certificate of Designations relating to the Special Voting Preferred Stock for and on behalf of the Corporation.

                                  SCHEDULE "A"

         A series of Preferred Stock, designated Special Voting Preferred Stock (the "Special Voting Preferred Share") shall have attached thereto, in addition to the rights, privileges, restrictions, conditions and limitations attaching to the Preferred Stock as a class, the following rights, privileges, restrictions and conditions:

1.       NUMBER OF SHARES. There shall be one Special Voting Preferred Share.

2. DIVIDENDS OR DISTRIBUTIONS. Neither the holder nor, if different, the owner of the Special Voting Preferred Share shall be entitled to receive dividends or distributions in its capacity as holder or owner thereof.

3. VOTING RIGHTS. Except as provided in section 4 below, the holder of the Special Voting Preferred Share shall have the following voting rights:

         (a) The holder of the Special Voting Preferred Share shall be entitled to vote on each matter on which holders of the shares (the "Common Shares") of common stock of ICHOR Corporation (the "Corporation"), $0.01 par value per share or stockholders generally are entitled to vote, and the holder of the Special Voting Preferred Share shall be entitled to cast on each such matter a number of votes equal to the number of exchangeable preferential non voting shares of class B of 6543 Luxembourg S.A. (the "Exchangeable Preferred Shares") then outstanding:

                  (i) that are not owned by the Corporation or its affiliates; and

                  (ii) as to which the holder of the Special Voting Preferred Share has duly and timely received voting instructions from the holders of such Exchangeable Preferred Shares in accordance with the terms of such Exchangeable Preferred Shares or any agreement governing the provision of voting instructions to the holder of the Special Voting Preferred Share, multiplied by 1,066.44, subject to adjustment by as determined by the board of directors of LuxCo as a result of

                  (iii) the subdivision, redivision or change of the then outstanding Common Shares into a greater number of Common Shares;

                  (iv) the reduction, combination or change of the then outstanding Common Shares into a lesser number of Common Shares; or

                  (v) the reclassification or other change of the Common Shares or the effectuation of an amalgamation, merger, reorganization or other transaction affecting the Common Shares; and

         (b) Except as otherwise provided herein or by applicable law, the holder of the Special Voting Preferred Share and the holders of Common Shares shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

4. LIQUIDATION RIGHTS. In the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holder of the Special Voting Preferred Share shall be entitled to receive out of the assets of the Corporation available for distribution to the stockholders, an amount equal to $1.00 before any distribution is made on the Common Shares or any other stock ranking junior to the Special Voting Preferred Share as to distribution of assets upon voluntary or involuntary liquidation. After payment of the full amount of the liquidation preference of the Special Voting Preferred Share, the holder of the Special Voting Preferred Share shall not be entitled to any further participation in any distribution of assets of the Corporation.

         For the purposes of this section 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a voluntary or involuntary liquidation.

5. NO REDEMPTION; NO SINKING FUND. The Special Voting Preferred Share shall not be subject to redemption by the Corporation or at the option of its holder, except that at such time as no Exchangeable Preferred Shares (other than Exchangeable Preferred Shares owned by the Corporation or its affiliates) shall be outstanding, the Special Voting Preferred Share shall automatically be redeemed and cancelled, with an amount of $1.00 due and payable upon such redemption.

         The Special Voting Preferred Share shall not be subject to or entitled to the operation of a retirement or sinking fund.

6. RANKING. The Special Voting Preferred Share shall rank senior to all series of Common Shares of the Corporation and junior to all series of Preferred Stock of the Corporation.

7. RESTRICTIONS. During the term of the Voting Agreement, no term of the Special Voting Preferred Share shall be amended, except upon approval of the holder of the Special Voting Preferred Share.

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                              OF ICHOR CORPORATION,
                             A DELAWARE CORPORATION


         ICHOR CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law")

         DOES HEREBY CERTIFY:

         FIRST: That the name of the Corporation is ICHOR CORPORATION, and that the Corporation was incorporated pursuant to the General Corporation Law on September 16, 1996.

         SECOND: That on January 19, 2001, the Board of Directors duly adopted resolutions proposing to amend the Certificate of Incorporation of the Corporation and, by written consent in accordance with Section 228 of the General Corporation Law, stockholders of the Corporation holding the requisite number of shares of the Corporation consented to the resolutions setting forth the proposed amendment, which resolutions are as follows:

                  RESOLVED THAT paragraph 4 of the Certificate of Incorporation of the Corporation be, and is hereby, amended to read as follows:

                           "4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Eighty-Five Million (85,000,000) shares, of which Five Million (5,000,000) shares shall be preferred stock, $.0l par value, and Eighty Million (80,000,000) shares shall be common stock, $.01 par value. The preferred stock of the Corporation may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in a resolution or resolutions providing for the issue of such preferred stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof and to fix the number of shares of such series.

                           Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Corporation's Board of Directors may from time to time determine."

         THIRD: That the said amendment was duly adopted on May 21, 2001 in accordance with the provisions of Section 242 of the General Corporation Law.

         IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been signed by the President of the Corporation as of May 21, 2001.

                                     By:      /s/ Pierre-Francois Serres
                                              -----------------------------
                                              Pierre-Francois Serres, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


                                      *****


         ICHOR CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that Article FIRST of the Certificate of Incorporation of ICHOR CORPORATION be amended to read as follows:

         FIRST: The name of the corporation is MYMETICS CORPORATION.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said ICHOR CORPORATION has caused this certificate to be signed by its Secretary this 23rd day of July, 2001.

                                           ICHOR CORPORATION

                                           By       /s/ John M. Musacchio
                                                  ----------------------------
                                           Title:   Secretary

                          CERTIFICATE OF CORRECTION OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                              MYMETICS CORPORATION


It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is Mymetics Corporation.

         2. The Certificate of Amendment of the corporation, which was filed by the Secretary of State of Delaware on July 23, 2001, is hereby corrected.

         3. The inaccuracy to be corrected in said instrument is as follows:

                  Articles SECOND and THIRD incorrectly indicated that the stockholders gave written consent approval to said amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         4. The portion of the instrument in corrected form is as follows:

                  o SECOND: That thereafter, pursuant to resolution of its. Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                  o THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed on July 25, 2001                       /s/ John M. Musacchio
                                              -----------------------------
                                              John M. Musacchio, Secretary